                                                                   EXHIBIT 10.16


                                FOURTH AMENDMENT

        THIS FOURTH AMENDMENT (the "Amendment") is made and entered into as of the 13th day of September, 2002, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY ("Landlord"), and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to WRC Sunset North LLC, a Washington limited liability company) and Tenant are parties to that certain lease dated as of January 15, 1999, which lease has been previously amended by instruments dated October 19, 1999 ("Commencement Letter"), July 27, 1999 (the "First Amendment"), January 3, 2001 (the "Second Amendment") and April 2, 2001 (the Third Amendment") (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 149,487 rentable square feet (the "Original Premises") on the 1st, 2nd, 3rd, 4th and 5th floors of the building commonly known as Building 4 of the Sunset North Corporate Campus located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, Washington (the "Building").

B. The Term is scheduled to expire on September 30, 2009 (the "Stated Termination Date"). Tenant desires to surrender portions of the Premises to Landlord, in stages as more fully set forth below, containing approximately 25,803 rentable square feet described as Suite No. 100 on the 1st floor of the Building ("First Reduction Space") and 30,921 rentable square feet described as Suite No. 200 on the 2nd floor of the Building ("Second Reduction Space"), all as more fully shown on EXHIBIT A hereto (collectively, the "Reduction Spaces") and further desires to terminate the Lease prior to the Stated Termination Date. Landlord has agreed that, if Landlord obtains another tenant ("New Tenant") interested in leasing the Reduction Spaces with an effective date on or about the respective First and Second Reduction Effective Dates and the Early Termination Date (as defined below) to be evidenced by a formal lease agreement between Landlord and New Tenant (the "New Tenant Agreement"), then Landlord shall agree to the reduction and early termination of the Lease on the terms and conditions contained in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.  REDUCTION.

    A. (i) Tenant shall vacate the First Reduction Space in accordance with the terms of the Lease on or prior to September 30, 2002, which is the date immediately preceding the First Reduction Effective Date (defined in Section I.B.(i) below) and Tenant shall fully comply with all obligations under the Lease respecting the First Reduction Space up to the First Reduction Effective Date, including those provisions relating to the condition of the First Reduction Space and removal of Tenant's Property therefrom, subject to the following: (i) Tenant shall have no obligation to remove any of the furniture to be transferred to New Tenant pursuant to any agreement between Tenant and New Tenant, a schedule of which furniture (the "Furniture") is attached as EXHIBIT E, and incorporated herein; (ii) all Leasehold Improvements and other changes, improvements, additions and/or alterations made to the First Reduction Space by or for Tenant (except as set forth in (iii) below) shall remain with the Building and shall not be required to be removed upon vacation of the First Reduction Space by Tenant, except to the extent Tenant and New Tenant agree in writing that a corridor for Tenant access to the dock area is required in which case Tenant shall bear the cost (to be reasonable in amount) for the installation and demolition thereof; (iii) Tenant shall have the right to remove from the First Reduction Space, and to retain as Tenant's property (subject to the terms of EXHIBIT B attached hereto), those items listed on EXHIBIT B, attached hereto and incorporated herein by this reference, and (iv) in leasing the First Reduction Space to the New Tenant, or others, Landlord shall except from the definition of "premises" in any such lease the exclusive use of the electrical and telecommunications rooms, the first floor elevator lobby, elevators, and exclusive access to the loading dock, which access shall be only as agreed to by New Tenant and Tenant and cause all of such areas to be and remain limited common areas, reasonably accessible by Tenant on a non-exclusive basis through the Early Termination Date or earlier termination of Tenant's Lease, in connection with Tenant's use of Tenant's Premises. Notwithstanding the foregoing, no later than 30 days prior to the First Reduction Effective Date, Tenant shall permit New Tenant, free and unlimited (except as expressly provided herein) access to the entire First Reduction Space (except for the mail room, which Tenant shall continue to have access to only until a mail room area is constructed on garage level A which is expected to occur on or about October 1, 2002, as discussed below) for the purpose of refurbishing the First Reduction Space, completing tenant improvements, installing furniture, fixtures and equipment, cabling and telephone installations, which access shall not be deemed an early termination of the Lease and Tenant shall be responsible for all obligations under the Lease through and including the First Reduction Effective Date. To the extent not caused by Tenant, Landlord hereby releases Tenant from and against all damages, claims and causes of action arising out of or relating to any breach of the Lease caused by the New Tenant in connection with its occupancy of the First Reduction Space prior to the First Reduction Effective Date (in the case of any breach of the Lease caused by both Tenant and New Tenant, the release set forth above shall not constitute a release of Tenant for a breach of the Lease caused by Tenant).

               Effective on or before the First Reduction Effective Date, Landlord will (i) install and make available to Tenant and others, mailboxes in the Building at a location reasonably acceptable to the Postal Service and accessible and usable by Tenant, which is anticipated to be located in garage level A,
               (ii) locate and designate a delivery parking area, in an area reasonably selected by Landlord, for UPS, FedEx, and other suppliers and deliveries for use by and for Tenant and others, and will make reasonable access to the Building available to all such delivery persons for such deliveries, (iii) provide standard building signage in the Building lobby identifying the floors Tenant is occupying, and (iv) require that New Tenant allow Tenant reasonable and limited access to and use of the loading dock as reasonably needed by Tenant for deliveries to and from Tenant's Premises (which is anticipated to be approximately once a month), and for final move out by Tenant at the expiration of the Lease, which access and use shall be agreed to solely and directly by and between Tenant and New Tenant and for which Landlord shall have no liability for any alleged or actual loss, claim or damage incurred by either Tenant or New Tenant unless due to the gross negligence or willful misconduct of Landlord.

       (ii) Tenant shall vacate the Second Reduction Space in accordance with the terms of the Lease on or prior to December 31, 2002, which is the date immediately preceding the Second Reduction Effective Date (defined in Section I.B.(ii) below) and Tenant shall fully comply with all obligations under the Lease respecting the Second Reduction Space up to the Second Reduction Effective Date, including those provisions relating to the condition of the Second Reduction Space and removal of Tenant's Property therefrom, subject to the following: (i) Tenant shall have no obligation to remove any of the Furniture; (ii) all Leasehold Improvements and other changes, improvements, additions and/or alterations made to the Second Reduction Space by or for Tenant (except as set forth in (iii) below) shall remain with the Building and shall not be required to be removed upon vacation of the Second Reduction Space by Tenant, except to the extent Tenant and New Tenant agree a corridor for Tenant access to the dock area is required in which case Tenant shall bear the reasonable cost for the installation and demolition thereof; and (iii) Tenant shall have the right to remove from the Second Reduction Space, and to retain as Tenant's property, those items listed on EXHIBIT B, attached hereto and incorporated herein by this reference. Notwithstanding the foregoing, no later than 30 days prior to the Second Reduction Effective Date, Tenant shall permit New Tenant, free and unlimited (except as expressly provided herein) access to the entire Second Reduction Space for the purpose of refurbishing the Second Reduction Space, completing tenant improvements, installing furniture, fixtures and equipment, cabling and telephone installations, which access shall not be deemed an early termination of the Lease and Tenant shall be responsible for all obligations under the Lease through and including the Second Reduction Effective Date. To the extent not caused by Tenant, Landlord hereby releases Tenant from and against all damages, claims and causes of action arising out of or relating to any breach of the Lease caused by the New Tenant in connection with its occupancy of the Second Reduction Space prior to the Second Reduction Effective Date (in the case of any such breach of the Lease caused by both Tenant and New Tenant, the release set forth above shall not constitute a release of Tenant for a breach of the Lease caused by Tenant.

               Effective on or before the Second Reduction Effective Date, Landlord will modify the standard Building signage in the Building lobby identifying the floors Tenant is occupying.

    B. (i) Effective as of October 1, 2002 (the "First Reduction Effective Date"), the Premises is decreased from 149,487 rentable square feet on the 1st, 2nd, 3rd, 4th and 5th floors to 123,684 rentable square feet on the 2nd, 3rd, 4th and 5th floors by the elimination of the First Reduction Space. As of the First Reduction Effective Date, the First Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the First Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Original Premises, less the First Reduction Space; provided, if Tenant shall violate any provision hereof or if Tenant's representations herein shall be false or materially misleading, Landlord shall have the right, in its sole discretion, to declare this Amendment null and void and to reinstate the Lease with respect to the First Reduction Space in addition to, and not in lieu of, any other rights or remedies available to Landlord.

       (ii) Effective as of January 1, 2003 (the "Second Reduction Effective Date"), the Premises is decreased from 123,684 rentable square feet on the 2nd, 3rd, 4th and 5th floors to 92,763 rentable square feet on the 3rd, 4th and 5th floors by the elimination of the Second Reduction Space. As of the Second Reduction Effective Date, the Second Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Second Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Original Premises, less the Reduction Spaces; provided, if Tenant shall violate any provision hereof or if Tenant's representations herein shall be false or materially misleading, Landlord shall have the right, in its sole discretion, to declare this Amendment null and void and to reinstate the Lease with respect to the Second Reduction Space in addition to, and not in lieu of, any other rights or remedies available to Landlord.

    C. If Tenant shall holdover in the First Reduction Space or Second Reduction Space beyond the day immediately preceding the First Reduction Effective Date or Second Reduction Effective Date, respectively, Tenant shall be liable for Base Rental, Additional Base Rent and other charges respecting the First Reduction Space and/or Second Reduction Space, as applicable, equal to twice the amount in effect under the Lease prorated on a per diem basis and on a per square foot basis for the First Reduction Space and/or Second Reduction Space, respectively, and which shall control over any provision for holdover rent set forth in Article 31 of the Lease. Such holdover amount shall not be in limitation of Tenant's liability for consequential or other damages arising from Tenant's holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Spaces. If Landlord shall install a wall separating the Reduction Spaces from the balance of the Premises or otherwise incur expense in installing separate utility meters or effecting similar separations, Tenant, upon demand, shall reimburse Landlord's reasonable costs in connection therewith.

II. BASE RENTAL.

        A. FIRST REDUCTION EFFECTIVE DATE. As of the First Reduction Effective Date, the schedule of Base Rental contained in the Lease is deleted, and the following is substituted therefor:

                                ANNUAL RATE              ANNUAL               MONTHLY
     PERIOD                   PER SQUARE FOOT          BASE RENTAL          BASE RENTAL
-----------------             ---------------          -----------          ------------
10/1/2002 -- 9/30/2004              $22.00             $2,721,048.00        $226,754.00

10/1/2004 -- 12/31/2004
(THE EARLY TERMINATION
DATE, DEFINED BELOW)                $23.00             $2,844,732.00        $237,061.00


        B. SECOND REDUCTION EFFECTIVE DATE. As of the Second Reduction Effective Date, the schedule of Base Rental contained in the Lease is deleted, and the following is substituted therefor:

                                ANNUAL RATE              ANNUAL               MONTHLY
     PERIOD                   PER SQUARE FOOT          BASE RENTAL          BASE RENTAL
-----------------             ---------------          -----------          ------------
1/1/2003 -- 9/30/2004               $22.00             $2,040,786.00        $170,065.50

10/1/2004 -- 12/31/2004
(THE EARLY TERMINATION DATE,
DEFINED BELOW)                      $23.00             $2,133,549.00         $177,795.75


        All such Base Rental shall be payable by Tenant in accordance with the terms of the Lease.

III. TENANT'S PRO RATA SHARE. For the period commencing on the First Reduction Effective Date and ending on the day prior to the Second Reduction Effective Date, Tenant's Pro Rata Share is decreased from 32.1469% to 26.5980%. For the period commencing on the Second Reduction Effective Date and ending on the Early Termination Date (as defined below), Tenant's Pro Rata Share is decreased from 26.5980% to 19.9485%. Notwithstanding anything in this Amendment to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Tenant's Pro-Rata Share of Basic Costs and Taxes applicable to the Reduction Spaces for that portion of the calendar year preceding the First Reduction Effective Date, Second Reduction Effective Date and the Early Termination Date (defined below). Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

IV. ADDITIONAL SECURITY DEPOSIT. On or before the date the first installment of the Termination Fee is due and payable pursuant to Section V.F below, Tenant shall pay Landlord the sum of $2,096,666.67 (the "Additional Security Deposit") which is added to and becomes part of the Security Deposit currently held by Landlord as provided under Section 9 of the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant, other than those obligations arising out of the Termination Fee payable by Tenant hereunder, as defined below. Accordingly, the Security Deposit shall be increased from $803,333.33 (which is in the form of (x) an irrevocable Letter of Credit in the amount of $668,333.33, which Letter of Credit shall immediately be extended, by amendment, for no less than 60 days and then substituted or consolidated into a single letter of credit with the Additional Letter of Credit (defined below), and (y) cash in the amount of $135,000.00) to $ 2,900,000.00. The Additional Security Deposit shall be in the form of an irrevocable letter of credit (the "Additional Letter of Credit"), which Additional Letter of Credit shall:
        (a) be in the amount of $2,096,666.67; (b) be issued on substantially the form attached hereto as EXHIBIT C; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord. The Additional Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year or for a term expiring 45 days after the Early Termination Date, if less than one year remains on the Lease. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Additional Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Additional Letter of Credit then in effect, renew or replace the original and any subsequent Additional Letter of Credit so that an Additional

        Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 45 days after the Early Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement Additional Letter of Credit at least 45 days prior to the stated expiration date of the Additional Letter of Credit then held by Landlord, Landlord may draw upon such Additional Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of Section 9 of the Lease. Any renewal or replacement of the original or any subsequent Additional Letter of Credit shall meet the requirements for the original Additional Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution reasonably satisfactory to the Landlord at the time of the issuance thereof.

        Subject to the remaining terms of this Section IV, and provided Tenant has timely paid all Rent due under this Lease during the period immediately preceding the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit (i.e., the Additional Letter of Credit and existing Letter of Credit) so that the total reduced Security Deposit secured by the Letter of Credit and Additional Letter of Credit amounts will be as follows: (i) $2,200,000.00 effective as of April 1, 2004; (ii) $1,475,000.00 effective as of July 1, 2004; and (iii) $750,000.00 effective as of October 1, 2004. If Tenant is not entitled to reduce the Security Deposit (i.e., the Letter of Credit and the Additional Letter of Credit) as of a particular reduction effective date due to Tenant's failure to timely pay all Rent during the months prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all Rent during the months prior to that particular earlier reduction effective date. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the Security Deposit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security Deposit (i.e. the Letter of Credit and the Additional Letter of Credit) as described herein. Any reduction in the Letter of Credit and the Additional Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount.

V.      TERMINATION.

        A. Effective as of December 31, 2004 (the "Early Termination Date") and subject to the agreements, representations, warranties and indemnities contained in this Amendment, including, without limitation, payment of the Termination Fee described in Section V.F below, the Lease is terminated and the Term of the Lease shall expire with the same force and effect as if the Term was, by the provisions thereof, fixed to expire on the Early Termination Date.

        B. Effective as of the Early Termination Date, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises, and Tenant forever releases and discharges Landlord from any and all claims, demands or causes of action whatsoever against Landlord or its successors and assigns arising out of or in connection with the Premises or the Lease and forever releases and discharges Landlord from any obligations to be observed or performed by Landlord under the Lease after the Early Termination Date, except for those obligations of Landlord arising prior to the Early Termination Date and which survive or cannot be performed until thereafter (e.g. return of any security deposit and refund of any overpayment of Basic Costs, if any).

        C. Subject to the agreements, representations, warranties and indemnities contained in this Amendment, Landlord agrees to accept the surrender of the Lease and the Premises from and after the Early Termination Date and, effective as of the Early Termination Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Lease after the Early Termination Date, provided that Tenant has satisfied, performed and fulfilled all of the agreements set forth in this Termination Agreement, and each of the representations and warranties set forth in Section V.E below are true and correct.

        D.  On or prior to the Early Termination Date, Tenant shall:

            1. Fulfill all covenants and obligations of Tenant under the Lease applicable to the period prior to and including the Early Termination Date.

            2. No later than 30 days prior to the Early Termination Date, completely vacate and surrender the Premises to Landlord in accordance with the terms of the Lease. Without limitation, Tenant shall leave the Premises in a broom-clean condition and free of all movable furniture and equipment and shall deliver the keys to the Premises to Landlord or Landlord's designee.

            3. No later than 30 days prior to the Early Termination Date, Tenant shall permit New Tenant, free and unlimited access to the entire Premises for the purpose of refurbishing the Premises, completing tenant improvements, installing furniture, fixtures and equipment, cabling and telephone installations, which access shall not be deemed an early termination of the Lease and Tenant shall be responsible for all obligations under the Lease through and including the Early Termination Date, provided that to the extent not caused by Tenant, Landlord hereby releases Tenant from and against all damages, claims and causes of action arising out of or relating to any breach of the Lease caused by the New Tenant in connection with its occupancy of the Premises prior to the Early Termination Date (in the case of any such breach of the Lease caused by both Tenant and New Tenant, the release set forth above shall not constitute a release of Tenant for a breach of the Lease caused by Tenant).

        E. Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant's interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant's interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action against Landlord or the Landlord Related Parties arising out of or in connection with Tenant's occupancy of the Premises; (d) no other person or entity has an interest in the Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done by, for, or at the direction of Tenant, in, to or about the Premises which has not been fully paid for and for which appropriate waivers of mechanics' liens have not been obtained. The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of the Early Termination Date.

        F. Tenant agrees to pay to Landlord or Landlord's designee, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by Landlord, pursuant to the schedule set forth below, in consideration of the early termination of the Lease and the reduction of the Premises as set forth above, the sum of $4,348,106.96 ($2,065,559.44 of which shall be allocated for the First Reduction Space and Second Reduction Space and the balance of which shall be allocated to the Early Termination Date) (the "Termination Fee"), which consists of (i) $4,137,865.96 as consideration for the reduction of the Premises and accelerated term of the Lease, (ii) $205,241.00 as a brokerage commission for CB Richard Ellis and (iii) $5,000.00 as legal fees due Landlord, payable in installments as follows:

                         INSTALLMENTS OF TERMINATION FEE

                                    DUE DATE                                AMOUNT DUE
                                    --------                                ----------
            1.  Within two (2) business days following the date on
                which Landlord notifies Tenant that the
                contingencies contained in Section VIII(H) below,
                have been met or waived.                                   $1,780,241.00


            2.  Upon the later to occur of October 1, 2002, or the
                date that is two (2) business days following the date
                on which Landlord notifies Tenant that the
                contingencies contained in Section VIII(H) below,
                have been met or waived.                                   $  285,318.44

            3.   January 1, 2003                                           $  285,318.44

            4.   April 1, 2003                                             $  285,318.44

            5.   July 1, 2003                                              $  285,318.44

            6.   October 1, 2003                                           $  285,318.44

            7.   January 1, 2004                                           $  285,318.44

            8.   April 1, 2004                                             $  285,318.44

            9.   July 1, 2004                                              $  285,318.44

            10. October 1, 2004                                            $  285,318.44


            Any and all installments of the Termination Fee due and payable subsequent to the execution of this Amendment, which shall not be deemed Rent under the terms of the Lease, shall be reduced to and evidenced in a promissory note in the form attached hereto as EXHIBIT D (the "Promissory Note") and incorporated herein, which Promissory Note shall be secured by the Termination Fee Letter of Credit set forth below, and which Promissory Note shall be executed and delivered by Tenant on or before the date the first installment of the Termination Fee is due and payable.

        G. Termination Fee Letter of Credit. Notwithstanding anything to the contrary contained herein, Landlord acknowledges that in accordance with Section IV above, upon the effective date of this Amendment and to the extent Tenant has complied with the terms hereof, it will be holding a security deposit in the amount of $2,900,000.00 which is intended to secure the Rent and other financial obligations of Tenant other than those obligations expressly arising from the Termination Fee payable by Tenant as set forth above. On or before the date the first installment of the Termination Fee is due and payable, Tenant shall pay to Landlord a security deposit to further secure the obligations of Tenant in the timely payment of the Termination Fee required herein (the "Termination Fee Security Deposit") which shall be in the form of a letter of credit (the "Termination Fee Letter of Credit"), which Termination Fee Letter of Credit shall: (a) be in the amount of $2,282,547.52 and if no prior default has occurred under the Promissory Note, which amount shall be reduced beginning after the first 120 days thereof, on a quarterly calendar basis, to the principal amount then remaining due and owing on the Promissory Note; (b) be in substantially the form attached hereto as EXHIBIT C-1; (c) name Landlord, as its beneficiary; (d) be drawn on an FDIC insured financial institution reasonably satisfactory to Landlord upon which presentment may be made in Seattle, Washington; (e) expressly allow Landlord to draw upon it: (i) in the event that Tenant is in Default under the terms of the Promissory Note by delivering to the issuer of the Termination Fee Letter of Credit written notice that Landlord is entitled to draw thereunder pursuant to the terms of this Lease; or
            (ii) if Tenant, within 45 days prior to expiration of the Termination Fee Letter of Credit then held by Landlord, fails to provide Landlord with a replacement Termination Fee Letter of Credit meeting the requirements herein; (f) expressly state that it will be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord; (g) expressly permit multiple or partial draws up to the stated amount of the Termination Fee Letter of Credit; (h) expressly provide that it is transferable to any successor of Landlord at no cost to Landlord; and (i) expire no earlier than 45 days after the due date of the final installment due under the Promissory Note (cumulatively the "Termination Fee Letter of Credit Conditions").

        H. Section 18(a) of the Lease shall survive the termination of the Lease pursuant to this Agreement.

VI. REPRESENTATIONS. Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Spaces other than those explicitly recited herein and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Spaces, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the "Miscellaneous" Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs arising from any of the same, including without limitation, attorneys' fees. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Reduction Spaces with other parties.

VII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

        A. NOTICE. The address for all notices to Landlord and the payment of Rent and any other amounts due hereunder as set forth in Article 1(A)12 of the Lease is deleted in its entirety and the following substituted therefor:

            EOP-Sunset North Bellevue, L.L.C.
            c/o Equity Office Properties Trust
            3180-139th Avenue SE
            Suite 290
            Bellevue, Washington 98005
            Attention:  Property Manager

            With a copy to:

            Equity Office Properties Trust
            Two North Riverside Plaza
            Suite 2100
            Chicago, Illinois 60606
            Attention:  Regional Counsel -- Seattle Region

            Rent and other amounts due under the Lease shall be payable to EQUITY OFFICE PROPERTIES at the following address:

            EOP Operating Limited Partnership
            as Agent for EOP-Sunset North Bellevue, L.L.C.
            Dept. 13310, File #056403
            Los Angeles, California 90074-6403

            The address for all notices to Tenant as set forth in Article 1(A)12 of the Lease is deleted in its entirety and the following substituted therefor:

            BSquare Corporation
            3150-139th Avenue SE
            Suite 500
            Bellevue, Washington 98050
            Attention:  Chief Financial Officer

        B. DEFINITIONS. The definitions set forth in Article 1(B)(2) "Broker", is hereby deleted in its entirety and is of no further force or effect.

        C. PREMISES-OPTIONS. The Expansion Option contained in Article 5(B) of the Lease, the Option to Extend contained in Article 5(C) of the Lease, the Right of First Offer and Other Rights contained in
            Article 5(D) of the Lease and the Termination Option contained in
            Article 5(E) of the Lease are all hereby deleted in their entirety and are null and void and of no further force or effect.

        D.  TENANT IMPROVEMENTS. The Refurbishment Allowance contained in
            Article 6(E) of the Lease is hereby deleted in its entirety and is null and void and is of no further force or effect.

        E. LEASEHOLD IMPROVEMENTS. The second paragraph contained in Article 11 of the Lease granting Tenant certain rights to install a standby generator is hereby deleted in its entirety and is null and void and of no further force or effect.

        F.  PARKING RIGHTS. Effective as of the First Reduction Effective Date,
            Article XV (Parking) contained in the Second Amendment is hereby deleted in its entirety, is null and void and of no further force or effect and as a result thereof, the parking rights set forth in
            Section 5(f) of the Lease are hereby reduced by 94 unassigned parking spaces.

        G. EXTERIOR BUILDING SIGNAGE. Until the earlier of the Early Termination Date or any sooner termination of the Lease pursuant to the terms hereof, New Tenant shall be permitted to locate a sign with specifications comparable to its existing sign, and no other exterior sign, on the western exterior of the Building at a location which is half-way between the sign of Tenant and the edge of the Building (i.e. at a location which is approximately the same distance from the center of the Building as is Tenant's sign).

VIII.   MISCELLANEOUS.

        A. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement (other than as expressly provided in the Lease), improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. Except (i) to the extent required by any applicable Securities and Exchange Commission requirements, or any applicable Federal or State securities laws (collectively, the "Securities Laws"), or (ii) to the extent necessary to be disclosed to Tenant's accountant, banks, attorneys, advisors or others in connection with Tenant's business, all of whom shall be subject to and bound by the same confidentiality obligations contained herein, or (iii) to the extent necessary to be disclosed in Tenant's financial statements, or (iv) to the extent required by applicable law, court order or other legal discovery, Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord and, if Tenant is required by the Securities Laws or court order or subpoena or other legal discovery to disclose any information contained in this Amendment, Tenant will give Landlord written notice of such requirement promptly upon Tenant becoming aware of same and in any event prior to making any disclosure pursuant thereto, and Tenant will cooperate with Landlord in Landlord's seeking (if Landlord chooses to do so) a protective order or other appropriate relief as Landlord may reasonably request. If Landlord is unable to obtain a protective order or other remedy with respect to such disclosure prior to the time Tenant is obligated to make any such disclosure, Tenant (or such other persons to whom such disclosure request or requirement applies) will disclose or otherwise furnish only the information legally required to be disclosed, as advised by legal counsel. In the event of any violation of the terms of this Section VIII.A, the parties acknowledge and agree that, because of the difficulty of ascertaining the exact amount of damages sustained by Landlord as a result of such violation, Landlord shall be entitled to the sum of $400,000.00 from Tenant as liquidated damages as Landlord's sole and exclusive remedy for violation of this provision, which sum shall be payable upon demand of Landlord. However, the foregoing shall in no manner limit Landlord's rights, remedies or damages as a result of Tenant's violation of any other term or condition of this Amendment.

        B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

        C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

        D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

        E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

        F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Ron Leibsohn of CB Richard Ellis. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

        G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

        H.  CONTINGENCIES. This Amendment is contingent upon the following:

            1. Expedia Lease Agreement. Expedia Inc., a Washington corporation ("New Tenant" or "Expedia"), entering into a Lease Agreement with Landlord to occupy space in the Building which includes the Original Premises, commencing on the dates which are consistent with the dates of the First and Second Reduction Effective Dates, respectively and the Early Termination Date (the "Expedia Lease"). If the Expedia Lease is not mutually executed and delivered on or before September 13, 2002, then, at Landlord's option, to be exercised by written notice delivered on or before September 27, 2002, this Amendment shall be of no further force or effect.

            2. Tenant Furniture Transfer. Expedia entering into an agreement with Tenant pursuant to which Tenant transfers ownership of the Furniture. If Tenant and Expedia do not enter into such an agreement on or before October 1, 2002, then, at Landlord's option, to be exercised by written notice delivered on or before October 4, 2002, this Amendment shall be of no further force or effect.

            3. Connectivity. Expedia obtaining fiber network telecommunications and fiber data connectivity with Expedia's space in the building ("Building One") known as Sunset Corporate Campus, Building One ("Connectivity"). If Expedia is not satisfied that Connectivity will be established on or before October 22, 2002, then, at Landlord's option, to be exercised by written notice delivered on or before October 4, 2002, this Amendment shall be of no further force or effect.

            4. If this Amendment terminates pursuant to Section VIII.H.1, 2, or 3, above, and if the New Tenant has modified Floors 1 and or 2 prior to termination of this Amendment, Landlord shall, if requested by Tenant within 30 days of the date of termination of this Amendment, restore Floors 1 and or 2 to substantially the same condition prior to the work by New Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.



                                  LANDLORD:

                                  EOP-SUNSET NORTH BELLEVUE, L.L.C., A
                                  WASHINGTON LIMITED LIABILITY COMPANY

                                  By: EOP-Sunset North, L.L.C., a Delaware
                                      limited liability company, its managing
                                      member

                                      By: EOP Operating Limited Partnership, a
                                          Delaware limited partnership, its sole
                                          member

                                          By: Equity Office Properties Trust, a
                                              Maryland real estate investment
                                              trust, its general partner

                                               By:
                                                  ------------------------------

                                               Name: M. Patrick Callahan

                                               Title Senior Vice President--
                                                     Seattle Region



                                  TENANT:

                                  BSQUARE CORPORATION, A WASHINGTON CORPORATION

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

                            LANDLORD ACKNOWLEDGMENTS

STATE OF ____________)
COUNTY OF __________)  SS:

        I, THE UNDERSIGNED, A NOTARY PUBLIC, IN AND FOR THE COUNTY AND STATE AFORESAID, DO HEREBY CERTIFY THAT M PATRICK CALLAHAN, PERSONALLY KNOWN TO ME TO BE THE SENIOR VICE PRESIDENT OF EQUITY OFFICE PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AND PERSONALLY KNOWN TO ME TO BE THE SAME PERSON WHOSE NAME IS SUBSCRIBED TO THE FOREGOING INSTRUMENT, APPEARED BEFORE ME THIS DAY IN PERSON AND ACKNOWLEDGED THAT AS SUCH OFFICER OF SAID ENTITY BEING AUTHORIZED SO TO DO, (s)HE EXECUTED THE FOREGOING INSTRUMENT ON BEHALF OF SAID ENTITY, BY SUBSCRIBING THE NAME OF SUCH ENTITY BY HIMSELF/HERSELF AS SUCH OFFICER, AS A FREE AND VOLUNTARY ACT, AND AS THE FREE AND VOLUNTARY ACT AND DEED OF SAID ENTITY, FOR THE USES AND PURPOSES THEREIN SET FORTH.

        GIVEN UNDER MY HAND AND OFFICIAL SEAL THIS ___ DAY OF ___________, 20__.

                                           _____________________________________
                                                      NOTARY PUBLIC


                                           _____________________________________
                                                       PRINTED NAME

MY COMMISSION EXPIRES: __________


                             TENANT ACKNOWLEDGMENTS

STATE OF ____________)
COUNTY OF __________)  SS:

        ON THIS THE ___ DAY OF ____________, 2002, BEFORE ME A NOTARY PUBLIC DULY AUTHORIZED IN AND FOR THE SAID COUNTY IN THE STATE AFORESAID TO TAKE ACKNOWLEDGMENTS PERSONALLY APPEARED __________________________ KNOWN TO ME TO BE ____________ PRESIDENT OF BSQUARE CORPORATION, A WASHINGTON CORPORATION, ONE OF THE PARTIES DESCRIBED IN THE FOREGOING INSTRUMENT, AND ACKNOWLEDGED THAT AS SUCH OFFICER, BEING AUTHORIZED SO TO DO, (s)HE EXECUTED THE FOREGOING INSTRUMENT ON BEHALF OF SAID CORPORATION BY SUBSCRIBING THE NAME OF SUCH CORPORATION BY HIMSELF/HERSELF AS SUCH OFFICER AND CAUSED THE CORPORATE SEAL OF SAID CORPORATION TO BE AFFIXED THERETO, AS A FREE AND VOLUNTARY ACT, AND AS THE FREE AND VOLUNTARY ACT OF SAID CORPORATION, FOR THE USES AND PURPOSES THEREIN SET FORTH.

        IN WITNESS WHEREOF, I HEREUNTO SET MY HAND AND OFFICIAL SEAL.

                                           _____________________________________
                                                      NOTARY PUBLIC


                                           _____________________________________
                                                      PRINTED NAME

MY COMMISSION EXPIRES: __________

                                    EXHIBIT B

                            LIST OF PERSONAL PROPERTY

1. All supplemental HVAC equipment and accessories installed by Tenant in or above Rooms 2253 and 2255, after New Tenant's initial occupancy of such rooms; Tenant may relocate such equipment and accessories to an alternate location(s) on the 3rd, 4th or 5th floor of the Building provided that (A) Tenant restore to Landlord's reasonable satisfaction any damage to Rooms 2253 and/or 2255 caused by such removal or restoration and (B) such equipment and accessories will, at the expiration or termination of the Lease as provided for in the Amendment attached hereto, become the property of Landlord.

2. All free-standing shelving located in Room 1070 (Tenant's current shipping room). In lieu of Tenant's removal of the existing built-in counter top (the "Countertop") in Room 1070, at Tenant's request, Landlord's agrees to replace, using comparable materials, the Countertop in Room 1070 which shall be of approximately the same size and dimension and located in Tenant's Premises, as designated by Tenant.

3.      Security cameras located in:

        1st Floor South Stairwell
        1st Floor North Stairwell
        1st Floor East
        1st Floor Shipping & Receiving/Loading Dock Room
        1st Floor Lobby 1
        1st Floor Lobby 2
        1st Floor Center Stairwell
        1st Floor Loading (Outside)
        2nd Floor Lobby 1
        2nd Floor Lobby 2

                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT

                                        Irrevocable Standby
                                        Letter of Credit
                                        No. ______________________
                                        Issuance Date:_____________
                                        Expiration Date:____________
                                        Applicant:__________________

Beneficiary

EOP-Sunset North Bellevue, L.L.C.
3180-139th Avenue SE
Suite 290
Bellevue, Washington 98005
Attention: Property Manager

Ladies/Gentlemen:

        We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.      An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your
        Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between ______________________, as landlord, and _____________, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

        It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

        This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

        We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

        All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ______________________________________ to the attention of __________________________________.


                                              Very truly yours,

                                              __________________________________

                                                            [name]
                                              __________________________________

                                                            [title}
                                              __________________________________

                                   EXHIBIT C-1

                            FORM OF LETTER OF CREDIT

                                                Irrevocable Standby
                                                Letter of Credit
                                                No. ______________________
                                                Issuance Date:_____________
                                                Expiration Date:____________
                                                Applicant:__________________

Beneficiary

EOP-Sunset North Bellevue, L.L.C.
3180-139th Avenue SE
Suite 290
Bellevue, Washington 98005
Attention: Property Manager

Ladies/Gentlemen:

        We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of ____________________ U.S. Dollars ($____________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.      An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your
        Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain Promissory Note executed by BSQUARE CORPORATION, as Maker, and payable to EOP-SUNSET NORTH BELLEVUE, L.L.C., as Payee, and/or any amendment, modification or substitution of such Promissory Note."

        It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

        This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

        We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

        All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ________________________________________
to the attention of __________________________________.

                                              __________________________________

                                                            [name]
                                              __________________________________

                                                            [title}
                                              __________________________________

                                    EXHIBIT D

                                 PROMISSORY NOTE

                                      Holder's Note
                                      Straight Installment
                                      Fixed Rate
                                      Secured

$2,567,865.96                         Seattle, Washington
                                      ________________, 2002


FOR VALUE RECEIVED, the undersigned, BSQUARE CORPORATION, A WASHINGTON CORPORATION (the "Maker"), promises to pay to the order of EOP-SUNSET NORTH BELLEVUE, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY (the "Payee"), the principal sum of TWO MILLION FIVE HUNDRED SIXTY SEVEN THOUSAND EIGHT HUNDRED SIXTY FIVE AND 44/100 DOLLARS ($2,567,865.96), together with interest thereon, all as hereinafter provided and upon the following agreements, terms and conditions:

1. Payment. Maker shall pay principal in substantially equal consecutive quarterly installments as follows:

        NUMBER OF INSTALLMENTS: NINE (9)

        AMOUNT OF EACH INSTALLMENT: $285, 318.44

        FIRST INSTALLMENT PAYABLE ON OCTOBER 4, 2002

        and subsequent quarterly installments on the like day of each successive quarter beginning on January 1, 2003 and each subsequent April, July, October and January until this Note shall be paid in full; provided, however, that the last such installment shall be in an amount necessary to repay in full the unpaid principal amount of this Note and all unpaid interest accrued thereon, if any. Each payment shall be applied first to interest accrued to the installment payment date, if any, and then to principal. All payments shall be payable in lawful money of the United States of America which shall be the legal tender for public and private debts at the time of payment. All payments shall be made to the holder hereof at ______________________________, or at such other place as the holder may specify in writing from time to time.

2. Interest. This Note shall bear no interest unless Maker is in Default, as defined below. In the event of any default as hereinafter defined, all sums then and thereafter owing hereon shall bear interest at a rate (the "Default Rate") per annum, which shall be Twelve percent (12%). On the first day of each quarter and on the like day of each quarter thereafter, all interest then accrued but unpaid hereon shall be computed and determined and shall thereupon be added to the principal sum hereunder and thereafter bear interest at the applicable rate set forth above.

3. Prepayment. Maker may prepay any sums now or hereafter owing hereon at any time. Notwithstanding any prepayment, the Maker shall continue to make all succeeding installment or other payments as they become due, and the prepayment shall be applied upon installments in the inverse order of their due date.

4. Late Payment Charge. If any installment of principal or interest shall not be paid when due and such failure continues for five (5) business days following written notice from Payee or the current holder of this Note, the Maker agrees to pay a late charge equal to Five percent (5 %) of the delinquent payments. This is in addition to and not in lieu of any other rights or remedies the holder of this Note may have by virtue of any breach or default.

5. Security Instrument. This Note and the sums evidenced hereby are secured by an Irrevocable Letter of Credit dated _____________, 2002 (the "Security Instrument"), executed and delivered by, or caused to be executed and delivered by, the Maker hereof to the original holder of this Note. The Maker agrees to perform and comply with, or to cause to be performed and complied with, all of the agreements, terms, and conditions of the Security Instrument.

6. Default; Attorneys' Fees, and Other Costs and Expenses. In the event of any default, at the option of the holder of this Note, all sums owing and to become owing hereon shall become immediately due and payable and shall bear interest thereafter at the Default Rate per annum. A "Default" shall mean any failure to pay any sum then owing hereon when due, and such failure continues for a period of five (5) business days following written notice from Payee or the current holder of this Note, or the failure to pay any other sum which may become due and payable pursuant to the Security Instrument, or any breach of warranty in or the failure to perform or comply with any of the agreements, terms or conditions of the Security Instrument. The Maker agrees to pay all costs and expenses which the holder of this Note may incur by reason of any default and to a determination of any rights or remedies of the holder under this Note or under the Security Instrument, and all reasonable attorneys' fees relating thereto, whether or not any actions or proceedings are commenced, and including, without limitation, all those relating to any actions or proceedings which the holder of this Note may institute or in which the holder may appear or participate and in any reviews thereof and appeals therefrom, and all such sums shall be secured by the Security Instrument. Any judgment recovered by the holder hereon shall bear interest at the Default Rate per annum. Maker agrees that the venue of any action hereon may be laid in King County, state of Washington, at the option of the holder of this Note, and Maker agrees to submit to the personal jurisdiction of the courts of the state of Washington in any actions or proceedings arising out of, or in connection with, or relating to, this Note.

7. Liability. All persons signing this Note as Maker and, in the case of a partnership Maker, all partners thereof, agree that they have actual authority to execute this Note in their representative capacity as an authorized representative of Maker and they waive demand, presentment for payment, protest and notice of protest and nonpayment. Each such person agrees that any modification or extension of the terms of payment made by the holder of this Note, or forbearance in enforcing any of the provisions of this Note or the Security Instrument, with or without notice, at the request of any person liable hereon or owning an interest in any property, real or personal, described in the Security Instrument, or a release of any party liable for this obligation, or a release of property, real or personal, or any part thereof from the lien of the Security Instrument, shall not diminish or impair his or their liability for the payment hereof.

8. Maximum Interest. Notwithstanding any other provisions of this Note or of the Security Instrument, interest, fees, and charges payable by reason of the indebtedness evidenced hereby shall not exceed the maximum, if any, permitted by any governing law. Maker hereby represents and warrants that the transaction giving rise to the indebtedness evidenced by this Note is primarily for agricultural, commercial, investment or business purposes and is not primarily for personal, family or household purposes.

9. Applicable Law. This Note shall be construed according to the laws of the state of Washington.

10. Oral Agreements Not Enforceable. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


                                 BSQUARE CORPORATION, A WASHINGTON CORPORATION
                                 By: ___________________________________________

                                 Name: _________________________________________

                                 Title: ________________________________________

                                 Date: _________________________________________


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                                    EXHIBIT E

                                    FURNITURE









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